Exhibit 10.1

                                PAXAR CORPORATION
                      Performance Share Agreement for 2005
                                    Under the
               Paxar 2000 Long-Term Performance and Incentive Plan


This Performance Share Agreement (the "Agreement"), is between Paxar Corporation ("Paxar" or the "Company") and ______________ ("you" or the "Executive").

This Agreement grants an award to you under the Paxar 2000 Long-Term Performance and Incentive Plan (the "Plan") of Performance Shares ("shares") based on _________ shares of Paxar Common Stock. This award enables you to receive a future number of shares from the Company in accordance with the terms and conditions of this Agreement and the Plan.

1. Purpose. These shares have been granted by the Executive Development and Compensation Committee of Paxar's Board of Directors (the "Committee") for the purposes of (a) rewarding you for contributing to the Company's success and (b) providing you with incentives to continue to do so in the future as a valued member of the Paxar team.

2. Performance Period. The period commences July 1, 2005 and ends December 31, 2007.

3. Performance Goals. (A) Earnings per share (EPS), as defined in 4 a. below, during the Performance Period and (B) the average of the annual return on invested capital (ROIC) of the last two years of the Performance Period.

4a.  EPS. EPS is defined as adjusted  net income (see below),  divided by the
     diluted   weighted   average  shares   outstanding  for  the  period  under
     consideration as reported in the Company's financial statements.

 b. ROIC. ROIC is defined as adjusted net income, divided by the sum of long-term debt, minority interest, preferred stock and total common equity, each as reported in the Company's financial statements.

 c. Adjusted Net Income. Adjusted net income is defined as reported net income adjusted for (i) material one time charges related to restructuring and purchase accounting, (ii) the purchase accounting impact of recording inventories at fair value, and (iii) material changes in accounting policies (e.g., amortization of goodwill, option expensing).

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5.       Payout Value. Payout value at end of the Performance Period will depend on the number of shares earned and the value of the stock as of the distribution date.


                              2 1/2-Year Cumulative EPS
-------------------------------------------------------------------------------

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ROIC

         Straight-line interpolation will be used to determine the percentage of shares earned if the Company's performance falls between those shown above.

6. Distribution. Distribution will occur following the completion of the Performance Period and certification of the results by the Executive Development & Compensation Committee. Payment will be made in the form of shares.

7.   Consequences of Termination of Employment.

     (a) In the event of the Executive's termination of employment with the Company prior to the end of the Performance Period, except as set forth in (b), below, all the shares shall be forfeited and the award shall be cancelled as of the date of such termination.

     (b) If the Executive's employment with the Company is terminated for death or disability, or for retirement with the Committee's approval, the number of shares covered by this Agreement shall be prorated as the Committee, in its sole discretion, deems appropriate, and paid at the conclusion of the Performance Period.


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8.   Change in Control.  Unless otherwise  specified in an employment  contract, awards will be treated as defined below in the event of a change in control:

 a. Upon a change in control, the performance share opportunity will convert into time-vesting restricted shares (or its equivalent), with the number of shares dependent on the portion of the cycle completed as described below:

          (i) If more than 50% of performance cycle completed, conversion occurs based on performance to date

          (ii) If less than 50% of performance cycle completed, conversion occurs based on target award opportunity without consideration for performance

 b. If the continuing entity is unwilling or unable to replace awards with restricted stock (or its equivalent) or a qualifying termination occurs, vesting will accelerate as described below:

          (i)  If  more  than  50% of  performance  cycle  is  completed  at the
               applicable   date,  the  award   accelerates  in  full  based  on
               performance to date

          (ii) If less than 50% of performance cycle is completed at the applicable date, the target award opportunity accelerates without consideration for performance to date

 c. For purposes of the above, a qualifying termination includes involuntary termination without cause or voluntary termination with good reason within 18 months of the change in control date.

9. No Right to Employment or Other Benefits. Nothing contained in this Agreement shall confer on the Executive any right to continue in the employ of the Company or shall limit the Company's rights to terminate the Executive at any time, provided, however, that nothing in this Agreement shall affect any other contractual rights existing between the Executive and the Company. Payments, if any, made under this Agreement will not be included in the definition or calculation of compensation for purposes of determining the amount of benefits for the Executive under any other compensation or benefit plan of the Company.
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10.  Miscellaneous.  The  Agreement  (a) shall be binding  upon and inure to the benefit of any successor of the Company; (b) shall be governed by the laws of the State of New York, and any applicable law of the United States of America; and (c) may not be amended except in writing. The Committee shall have the right to alter or amend this Agreement from time to time, consistent with the purposes of the Plan and in order to comply with any applicable law or regulation, without the consent of the Executive; provided, however, that any change is also applicable to similar Agreements with other Paxar Executives. In the event of a conflict between this Agreement and the Plan, the Plan shall govern.


                  Paxar Corporation

                  By:
                  ---------------------------

                  Title: President and CEO

                  Accepted and Agreed to:

                  --------------------------
                  Executive